Exhibit 99.2

                                  NEWS RELEASE


FOR IMMEDIATE RELEASE                       Stock Symbol: PBCP
Wednesday, March 19, 2003                   Traded on NASDAQ National Market

CONTACT:
George Strayton, CEO
Robert Sansky, EVP
(845) 369-8040



                           PROVIDENT BANCORP APPOINTS
                                   PAUL MAISCH
                             CHIEF FINANCIAL OFFICER



MONTEBELLO,  NY - March 19, 2003 --  Provident  Bancorp,  Inc.  (Nasdaq-National
Market: PBCP), the parent company of Provident Bank, today announced that Paul Maisch has joined the bank as Senior Vice President and Chief Financial Officer. Mr. Maisch brings eighteen years of experience as Chief Financial Officer, most recently at Premier National Bancorp in the Hudson Valley. Mr. Maisch earned his CPA designation in 1980 and began his career at Ernst Whinney (predecessor of Ernst and Young) in 1974.


George Strayton, the Company's President and Chief Executive Officer, said, "we are excited about Paul joining our management team. He brings experience in both our industry and our region and we look forward to his contributions."


Provident Bank is a community bank with $1.05 billion in assets, operating eighteen branches in Rockland and Orange Counties, New York. Provident Bank is committed to providing superior customer service, including seven-day a week banking at eight of its branches, including its newest branch in Harriman, New York. Provident Municipal Bank, its commercial bank subsidiary, provides banking services to towns and government agencies in its market area.